Exhibit (c)(iv)

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Project Breeze Discussion Materials April 18, 2025 Evercore

Situation Update On March 12th, 2025, Bravo and the co-founders of Tango (collectively, “Stakeholders”), sent a non-binding bid letter to the Board of Tango proposing to acquire 100% of the outstanding Class A shares of the Company not owned by Stakeholders for $16/sh in cash „ The proposal represents a 22% premium to closing price on 3/12/25 and a 23% premium to closing price on 4/17/25 On March 13th and 17th, members of the Evercore team, Tango and the Special Committee’s counsel (Cravath) held several calls to discuss an overview of a potential transaction, process considerations, work to be performed and a general timeline On March 19th, Evercore held a call with members of Bravo and Tango’s CEO, during which Bravo confirmed that they would not consider a sale to third parties and did not believe there would be any interested parties in Tango given ongoing uncertainty in the industry „ Tango’s CEO also confirmed that he would not pursue a sale to a third party On March 20th, Evercore, Cravath and the Special Committee held a call to report on Evercore’s conversation with Bravo and Tango’s CEO and to discuss process implications and next steps On March 21st and 27th, Evercore and Tango held due diligence discussions to review the information required for Evercore to perform its due diligence and evaluation of Stakeholders’ proposal On March 24th, Evercore and the Company executed an NDA to begin sharing information„ On March 26th, a virtual data room was set up and subsequently populated by the Company On March 31st, members of Evercore and Tango held a due diligence meeting to review, among other things, a history of the Company, Management’s forecast assumptions and annual budgeting process, and key client relationships On April 8th Evercore, Cravath and the Special Committee held a call to discuss Base and Downside Case financial forecasts received from Management, process timing, and next steps 2 Project Breeze

Situation Update (Con’t) On April 10th, Evercore and Tango held a call to confirm several items related to financial forecasts received to date „ Tango provided supplemental analysis to reconcile the 2025E budget GAAP Net Income of $94.1 million (originally shared with the Board in the 12/5/24 Budget presentation) with the updated 2025E forecast GAAP Net Income of $84.3 million (shared with the Board in the 3/20/25 Compensation Committee Meeting presentation) On April 15th, Evercore shared initial 2029E and perpetuity extrapolations for the Base Case with Tango for validation, which were informed by prior discussions with Tango, along with confirmation of Fully Diluted Shares Outstanding (“FDSO”) figures originally shared on 4/4/25 „ On April 15th, Evercore and Tango held a call to discuss the materials shared by Evercore On April 16th, Evercore and Tango held a call to continue discussions related to the Base Case 2029E and perpetuity extrapolations „ On April 16th, Tango provided revised extrapolations, revised Downside Case Capex figures, and supplemental materials on FDSO „ On April 16th, Evercore also received a “Blended Case” from Tango, which is not included for the purpose of the present preliminary analysis. The “Blended Case” reflects the 2025E figures included in Tango’s 3/20/25 Q1 2025 Board presentation, and the 2026-2027E figures included in Tango’s 12/5/24 2025 Budget presentation, and Management extrapolations for 2028-2029E Based on the materials provided, Evercore has prepared a preliminary analysis with the following cases: „ Case A with Initial Extrapolation – reflects figures from Tango Management’s Base Case provided to Evercore on 4/4/25 with initial extrapolations informed by prior discussions with Tango Management „ Case A with Revised Extrapolation – reflects figures from Tango Management’s Base Case provided to Evercore on 4/4/25 with revised extrapolations from Tango Management on 4/16/25 „ Case B – reflects figures from Tango Management’s Downside Case provided to Evercore on 4/4/25 with the addition of extrapolations from Tango Management and revised Capex figures received by Evercore on 4/16/25 3 Project Breeze

Table of Contents Section Preliminary Review of Financial Projections I Company and Peer Benchmarking Analysis II Preliminary Valuation Analysis III Appendix Evercore Project Breeze

Preliminary Review of Financial Projections Evercore

Review of Financials Presented to Special Committee on 4/8/25

Management Case A received April 4th versus Latest Board Materials[1]

($ in millions)

			Latest Board Materials[1]										
	Historical		20-Mar	4-Mar			Case A Received 4-Apr				Comparison		
FYE December 31,	2023A	2024A	2025E	2026E	2027E	2028E	2025E	2026E	2027E	2028E	2025E	2026E	2027E
Digital Customer Experience	$606	$612					$664	$730	$725	$711			
Trust and Safety	187	248					298	368	422	481			
AI Services	132	135					191	234	267	305			
Revenue	**$924**	**$995**	**$1,153**	**$1,250**	**$1,325**		**$1,153**	**$1,333**	**$1,414**	**$1,496**	**(0.0%)**	**6.6%**	**6.7%**
% Growth	*(4%)*	*8%*	*16%*	*8%*	*6%*		*16%*	*16%*	*6%*	*6%*	*(0.1 pp)*	*7.2 pp*	*0.1 pp*
% Gross Margin	*42%*	*39%*	*38%*	*39%*	*38%*		*38%*	*38%*	*37%*	*37%*	*0.0 pp*	*(0.9 pp)*	*(0.8 pp)*
Adj. EBITDA[2]	**$221**	**$210**	**$243**	**$275**	**$291**		**$243**	**$280**	**$297**	**$315**	**(0.0%)**	**1.9%**	**2.2%**
% Margin	*24%*	*21%*	*21%*	*22%*	*22%*		*21%*	*21%*	*21%*	*21%*	*(0.0 pp)*	*(1.0 pp)*	*(0.9 pp)*
GAAP Net Income	**$46**	**$46**	**$84**	**$107**	**$117**		**$84**	**$103**	**$114**	**$125**	**(0.0%)**	**(3.5%)**	**(2.6%)**
% Margin	*5%*	*5%*	*7%*	*9%*	*9%*		*7%*	*8%*	*8%*	*8%*	*(0.0 pp)*	*(0.8 pp)*	*(0.8 pp)*
Free Cash Flow[3]	**$113**	**$100**					**$92**	**$142**	**$162**	**$174**			
% Margin	*12%*	*10%*					*8%*	*11%*	*11%*	*12%*			
Memo:													
Capex	$31	$39	$62	$56[4]	$53[4]		$62	$53	$57	$60	**(0.0%)**	**(5.4%)**	**5.9%**
% of Revenue	*3%*	*4%*	*5%*	*5%*	*4%*		*5%*	*4%*	*4%*	*4%*	*(0.0 pp)*	*(0.5 pp)*	*(0.0 pp)*
(Increase) / Decrease in NWC	($12)	$2					($28)	($18)	($11)	($11)			
% of Change in Revenue	*33%*	*3%*					*(18%)*	*(10%)*	*(14%)*	*(14%)*			
Stock-Based Compensation	$53	$42	$39				$39	$46	$49	$52	**(0.3%)**		
% of Revenue	*6%*	*4%*	*3%*				*3%*	*3%*	*3%*	*3%*	*(0.0 pp)*		
Effective Tax Rate	*39%*	*38%*					*37%*	*37%*	*37%*	*37%*			

Source: Tango Management estimates received 4/4/25, 3/20/25 Tango Q1 2025 Board presentation; 3/4/25 Tango Compensation Committee Meeting presentation, 12/5/24 Tango 2025 Budget presentation, Company Filings

1. 2025E figures per 3/20/25 Tango Q1 2025 Board presentation, 2026-2027E Revenue, Adj. EBITDA, GAAP Net Income per 3/4/25 Tango Compensation Committee Meeting presentation, 2026-2027E Capex per 12/5/24 Tango 2025 Budget presentation
2. Adj. EBITDA excludes the impact of stock-based compensation
3. Levered Free Cash Flow calculated as Cash Flow from Operations *minus* Capex; 3/20/25 and 12/5/24 Tango Board presentations only included Adjusted FCF
4. Per 12/5/24 Tango 2025 Budget presentation

EVERCORE 6 Project Breeze

2025E GAAP Net Income Reconciliation

I Provided in Board materials (3/20/25)[1]

II Provided by Tango Management on 4/10/25[2]

December 5th 2025 Budget Presentation vs. March 20th Q1 2025 Board Presentation

I

	5-Dec-24	20-Mar-25	Delta ($)	Management Commentary
Budget Adj. EBITDA	**$253.0**	**$253.0**	-	
One Time		**(1.2)**	*(1.2)*	
(-) [***]		[***]	[***]	- [***]
(-) [***]		[***]	[***]	- [***]
(-) BCG		(0.3)	*(0.3)*	
Investment		**(7.6)**	*(7.6)*	
(-) Physical Security		(3.3)	*(3.3)*	- Additional physical security added across geos
(-) Infosec Investment		(3.5)	*(3.5)*	
(-) New Sites		(0.8)	*(0.8)*	- Additional site in India & CO
Business Change		**(4.4)**	*(4.4)*	
(-) [***]		[***]	[***]	- [***]
(-) [***]		[***]	[***]	- [***]
(+) Revenue Change		0.9	*0.9*	
(+) Macro - FX		**4.9**	*4.9*	- Based on hedge accounting 50% cost hedged & 50% based on forecasted FX depreciation of PHP, INR & MXP
(-) Others		**(1.4)**	*(1.4)*	- [***]
Adj. EBITDA Forecast	**$253.0**	**$243.3**	***($9.7)***	

II

	5-Dec-24	20-Mar-25	Delta ($)	Management Commentary
EBITDA Forecast	**$219.7**	**$209.8**	***($9.8)***	
(-) Depreciation	(35.7)	(37.5)	*(1.8)*	- Impact from increased Capex
(-) Amortization of Intangible Assets	(19.9)	(19.9)	-	
(-) Financing Expense	(19.3)	(18.6)	*0.7*	
EBT	**$144.8**	**$133.8**	***(11.0)***	
(-) Provision for Income Taxes	(50.7)	(49.5)	*1.3*	- Impact of lower EBT partially offset by higher tax rate forecast
Effective Tax Rate	*35.0%*	*37.0%*		- Increase in tax rate based on latest forecast

I

	5-Dec-24	20-Mar-25	Delta ($)
GAAP Net Income	**$94.1**	**$84.3**	***($9.7)***

EVERCORE 7 Project Breeze

Source: Figures based on 3/20/25 Tango Q1 2025 Board presentation, 12/5/24 Tango 2025 Budget presentation and EBITDA to GAAP Net Income reconciliation from Tango Management on 4/10/25

1. Budget Adj. EBITDA to Forecast Adj. EBITDA bridge provided in the 3/20/25 Tango Q1 2025 Board presentation
2. Supplemental analysis on EBITDA forecast to GAAP Net Income bridge provided by Tango Management on 4/10/25

Overview of Tango Management Financial Forecasts *(Received 4/4/25)* ***($ in millions)***

A Case A

FYE Dec 31,	Case A 2025E	2026E	2027E	2028E	CAGR '25E-'28E
Revenue	**$1,153**	**$1,333**	**$1,414**	**$1,496**	***9%***
% Growth	*16%*	*16%*	*6%*	*6%*	
% Gross Margin	*38%*	*38%*	*37%*	*37%*	
Adj. EBITDA	**$243**	**$280**	**$297**	**$315**	***9%***
% Margin	*21%*	*21%*	*21%*	*21%*	
Capex	**$62**	**$53**	**$57**	**$60**	***(1%)***
% of Revenue	*5%*	*4%*	*4%*	*4%*	

- 9% '25E-'28E total revenue CAGR comprised of 17% CAGR across Trust & Safety and AI Services and 2% CAGR in Digital Customer Experience (DCX)
- Steady 21% EBITDA margin based on continued 0.5% gross margin erosion primarily from steady wage inflation and offset by SG&A efficiencies
- '26E-'28E Capex is 4% of revenue

B Case B

FYE Dec 31,	Case B 2025E	2026E	2027E	2028E	CAGR '25E-'28E
Revenue	**$1,108**	**$1,043**	**$942**	**$885**	***(7%)***
% Growth	*11%*	*(6%)*	*(10%)*	*(6%)*	
% Gross Margin	*38%*	*36%*	*35%*	*35%*	
Adj. EBITDA	**$228**	**$188**	**$151**	**$133**	***(16%)***
% Margin	*21%*	*18%*	*16%*	*15%*	
Capex (4/4/25)	**$57**	**$21**	**$19**	**$18**	***(32%)***
% of Revenue	*5%*	*2%*	*2%*	*2%*	
Capex (4/16/25)	**$62**	**$42**	**$38**	**$27**	***(25%)***
% of Revenue	*6%*	*4%*	*4%*	*3%*	

- (7%) '25E-'28E total revenue CAGR – ~60% of '25E DCX revenue lost by '28E, 9% CAGR across Trust & Safety and AI Services
- Accelerated margin erosion due to competitive market and lower revenue growth
- Initial (4/4/25) Case B Capex forecast revised by Tango Management on 4/16/25

Other Considerations

- During Evercore's 3/31/25 diligence meeting, the CEO highlighted a vision for Tango where it may pursue a plan as a private company that is different from Case A
- This vision as a private company would include investing in AI as well as reshaping Tango's business and strategy:
  - Invest heavily *("tens of millions")* in technology and AI enhancement
  - Cannibalize existing revenue to improve client value proposition and incentivize new clients to use Tango and enhance profitability

Source: Tango Management estimates received 4/4/25, Other Considerations per 3/31/25 diligence discussion with Tango Management, Tango Management Case B Capex forecast received 4/16

EVERCORE 8 Project Breeze

Management Financials A Case A with Initial Extrapolation ($ in millions) Case A Received April 4th; Initial Extrapolations Informed by Discussions with Tango on March 31st – April 10th Unlevered Free Cash Flow Summary 2029E Extrapolation Management Forecast Extrapolation Revenue growth steps down to 5% Fiscal Year End 12/31, 2024A 2025E 2026E 2027E 2028E 2029E Terminal Adjusted EBITDA Margin remains flat at 21% margin Revenue $995 $1,153 $1,333 $1,414 $1,496 $1,567 $1,567 Stock-Based Compensation and Depreciation % Growth 16% 16% 6% 6% 5% remain flat at 3% of revenue Adj. EBITDA1 $210 $243 $280 $297 $315 $330 $330 Capex remains of revenue % Margin 21% 21% 21% 21% 21% 21% 21% flat at 4% Amortization remains flat at $20mm (-) Stock-Based Compensation (39) (46) (49) (52) (54) (54) % of Revenue 3% 3% 3% 3% 3% 3% Other Pre-Tax Adjustments remain equal to $0 Adj. EBITDA (SBC-burdened) $205 $234 $249 $263 $276 $276 Change in Net Working Capital remains flat at 14% % Margin 18% 18% 18% 18% 18% 18% of change in revenue (-) Depreciation (38) (43) (46) (49) (51) (51) Effective Tax Rate remains flat at 37% % of Revenue 3% 3% 3% 3% 3% 3% (-) Amortization of Intangibles (20) (20) (20) (20) (20)—Perpetuity Assumptions 2 (-) Other Pre-Tax Adjustments 2 (1) — —— Adjusted EBITDA Margin remains flat relative to EBIT (SBC, Amort-burdened) $146 $171 $183 $194 $204 $224 2028E and 2029E at 21% margin % Margin 13% 13% 13% 13% 13% 14% Stock-Based Compensation and Depreciation (-) Unlevered Taxes (54) (63) (68) (72) (76) (83) remain flat at 3% of revenue % Tax Rate 37% 37% 37% 37% 37% 37% Capex decreases to $51mm in perpetuity, matching NOPAT3 $92 $108 $115 $122 $129 $141 perpetuity Depreciation levels (+) Depreciation 38 43 46 49 51 51 Amortization of Intangibles and Other Pre-Tax (+) Amortization of Intangibles 20 20 20 20 20—Adjustments equal to $0 in perpetuity (-) Capital Expenditures (62) (53) (57) (60) (63) (51) % of Revenue 5% 4% 4% 4% 4% 3% Change in Net Working Capital remains flat at 14% (-) (Increase) / Decrease in NWC (28) (18) (11) (11) (10) (9)4 of change in revenue % of Change in Revenue 18% 10% 14% 14% 14% 14% Effective Tax Rate remains flat at 37% Unlevered FCF (SBC-burdened)5 $60 $100 $113 $120 $127 $133 Source: Tango Management estimates received 4/4/25, Tango Management extrapolations discussed between 3. Represents GAAP Net Income plus tax-affected net interest expense 3/31/25-4/10/25, Company Filings 4. Terminal year Change in Net Working Capital calculated using % of change in revenue based on Tango 1. Adj. EBITDA excludes the impact of stock-based compensation Management guidance 2. 2025E Other Pre-Tax Adjustments comprised of ($3mm) litigation expense and $2mm foreign exchange 5. Unlevered FCF shown above treats SBC as a cash expense and thus does not add back SBC expense. If gain SBC were added back, Unlevered FCF would equal CFO less Capex plus tax affected net interest expense 9 Project Breeze

A

Management Financials
Case A with Revised Extrapolation

($ in millions)

Case A Received April 4th; Revised Extrapolations Received on April 16th

Unlevered Free Cash Flow Summary

Fiscal Year End 12/31,	2024A	Management Forecast 2025E	2026E	2027E	2028E	Extrapolation 2029E	Terminal
Revenue	$995	$1,153	$1,333	$1,414	$1,496	$1,556	$1,556
% Growth		16%	16%	6%	6%	4%	
Adj. EBITDA[1]	$210	$243	$280	$297	$315	$303	$280
% Margin	21%	21%	21%	21%	21%	20%	18%
(-) Stock-Based Compensation		(39)	(46)	(49)	(52)	(54)	(54)
% of Revenue		3%	3%	3%	3%	3%	3%
Adj. EBITDA (SBC-burdened)		$205	$234	$249	$263	$250	$226
% Margin		18%	18%	18%	18%	16%	15%
(-) Depreciation		(38)	(43)	(46)	(49)	(51)	(57)
% of Revenue		3%	3%	3%	3%	3%	4%
(-) Amortization of Intangibles		(20)	(20)	(20)	(20)	(20)	-
(-) Other Pre-Tax Adjustments[2]		(1)[2]	-	-	-	-	-
EBIT (SBC, Amort-burdened)		$146	$171	$183	$194	$179	$169
% Margin		13%	13%	13%	13%	12%	11%
(-) Unlevered Taxes		(54)	(63)	(68)	(72)	(66)	(63)
% Tax Rate		37%	37%	37%	37%	37%	37%
NOPAT[3]		$92	$108	$115	$122	$113	$107
(+) Depreciation		38	43	46	49	51	57
(+) Amortization of Intangibles		20	20	20	20	20	-
(-) Capital Expenditures		(62)	(53)	(57)	(60)	(62)	(62)
% of Revenue		5%	4%	4%	4%	4%	4%
(-) (Increase) / Decrease in NWC		(28)	(18)	(11)	(11)	(8)	(9)[4]
% of Change in Revenue		18%	10%	14%	14%	14%	14%
Unlevered FCF (SBC-burdened)[5]		$60	$100	$113	$120	$113	$93

2029E Extrapolation

- Revenue growth steps down to 4%
- Adjusted EBITDA Margin steps down to 19.5%
- Stock-Based Compensation and Depreciation remain flat at 3% of revenue
- Capex remains flat at 4% of revenue
- Amortization remains flat at $20mm
- Other Pre-Tax Adjustments remain equal to $0
- Change in Net Working Capital remains flat at 14% of change in revenue
- Effective Tax Rate remains flat at 37%

Perpetuity Assumptions

- Adjusted EBITDA Margin steps down to 18% in perpetuity
- Stock-Based Compensation remains flat at 3% of revenue
- Capex remains flat at 4% of revenue, terminal Depreciation equal to $57
- Amortization of Intangibles and Other Pre-Tax Adjustments equal to $0 in perpetuity
- Change in Net Working Capital remains flat at 14% of change in revenue
- Effective Tax Rate remains flat at 37%

Source: Tango Management estimates received 4/4/25, Tango Management extrapolations received 4/16/25, Company Filings

1. Adj. EBITDA excludes the impact of stock-based compensation
2. 2025E Other Pre-Tax Adjustments comprised of ($3mm) litigation expense and $2mm foreign exchange gain
3. Represents GAAP Net Income plus tax-affected net interest expense
4. Terminal year Change in Net Working Capital calculated using % of change in revenue based on Tango Management guidance
5. Unlevered FCF shown above treats SBC as a cash expense and thus does not add back SBC expense. If SBC were added back, Unlevered FCF would equal CFO less Capex plus tax affected net interest expense

EVERCORE 10 Project Breeze

Management Financials
Case B

($ in millions)

Case B Received April 4th; Extrapolations Received on April 16th

Unlevered Free Cash Flow Summary

Fiscal Year End 12/31,	2024A	2025E	2026E	2027E	2028E	2029E	Terminal
		Management Forecast				Extrapolation	
Revenue	**$995**	**$1,108**	**$1,043**	**$942**	**$885**	**$867**	**$867**
% Growth		*11%*	*(6%)*	*(10%)*	*(6%)*	*(2%)*	
Adj. EBITDA[1]	**$210**	**$228**	**$188**	**$151**	**$133**	**$121**	**$139**
% Margin	*21%*	*21%*	*18%*	*16%*	*15%*	*14%*	*16%*
(-) Stock-Based Compensation		(39)	(36)	(32)	(31)	(30)	(30)
% of Revenue		*4%*	*3%*	*3%*	*3%*	*3%*	*3%*
Adj. EBITDA (SBC-burdened)		**$189**	**$152**	**$119**	**$102**	**$92**	**$109**
% Margin		*17%*	*15%*	*13%*	*12%*	*11%*	*13%*
(-) Depreciation		(36)	(34)	(31)	(29)	(28)	(23)
% of Revenue		*3%*	*3%*	*3%*	*3%*	*3%*	*3%*
(-) Amortization of Intangibles		(20)	(20)	(20)	(20)	(20)	-
(-) Other Pre-Tax Adjustments[2]		(3)[2]	-	-	-	-	-
EBIT (SBC, Amort-burdened)		**$130**	**$98**	**$68**	**$54**	**$43**	**$86**
% Margin		*12%*	*9%*	*7%*	*6%*	*5%*	*10%*
(-) Unlevered Taxes		(48)	(36)	(25)	(20)	(16)	(32)
% Tax Rate		*37%*	*37%*	*37%*	*37%*	*37%*	*37%*
NOPAT[3]		**$82**	**$62**	**$43**	**$34**	**$27**	**$54**
(+) Depreciation		36	34	31	29	28	23
(+) Amortization of Intangibles		20	20	20	20	20	-
(-) Capital Expenditures[4]		(62)	(42)	(38)	(27)	(26)	(26)
% of Revenue		*6%*	*4%*	*4%*	*3%*	*3%*	*3%*
(-) (Increase) / Decrease in NWC		(22)	16	15	8	2	(4)[5]
% of Change in Revenue		*19%*	*24%*	*15%*	*14%*	*14%*	*14%*
Unlevered FCF (SBC-burdened)[6]		**$54**	**$90**	**$71**	**$64**	**$52**	**$47**

2029E Extrapolation

- Revenue decline reduces to (2%)
- Adjusted EBITDA Margin steps down to 14%
- Stock-Based Compensation and Depreciation remain flat at 3% of revenue
- Capex remains flat at 3% of revenue
- Amortization remains flat at $20mm
- Other Pre-Tax Adjustments remain equal to $0
- Change in Net Working Capital remains flat at 14% of change in revenue
- Effective Tax Rate remains flat at 37%

Perpetuity Assumptions

- Adjusted EBITDA Margin normalizes at 16% in perpetuity
- Stock-Based Compensation remains flat at 3% of revenue
- Capex remains flat at 3% of revenue, terminal Depreciation equal to $23
- Amortization of Intangibles and Other Pre-Tax Adjustments equal to $0 in perpetuity
- Change in Net Working Capital remains flat at 14% of change in revenue
- Effective Tax Rate remains flat at 37%

Source: Tango Management estimates received 4/4/25, Tango Management extrapolations received 4/16/25, Company Filings
1. Adj. EBITDA excludes the impact of stock-based compensation
2. 2025E Other Pre-Tax Adjustments comprised of ($3mm) litigation expense
3. Represents GAAP Net Income plus tax-affected net interest expense
4. Revised Case B Capex forecast received from Tango Management on 4/16
5. Terminal year Change in Net Working Capital calculated using % of change in revenue based on Tango Management guidance
6. Unlevered FCF shown above treats SBC as a cash expense and thus does not add back SBC expense. If SBC were added back, Unlevered FCF would equal CFO *less* Capex *plus* tax affected net interest expense

EVERCORE 11 Project Breeze

II. Company and Peer Benchmarking Analysis Evercore

Tango Management Financial Forecast Comparison ($ in millions) Broker ’24A—’27E Case A Case B Consensus % Delta vs. Case A: CAGR (3%) (4%) (8%) (22%) (1%) (33%) (41%) $1,414 $1,496 9% $1,333 $1,225 $1,352 $1,153 $1,113 $995 $1,108 $1,043 Revenue 16% $942 $885 8% 16% 12% 10% 11% 10% % Growth 8% 6% 6% (1%) (6%) NA (6%) (10%) 2024A 2025E 2026E 2027E 2028E $528 $531 $551 $442 $437 $504 $479 8% $392 $420 GAAP $374 $333 $308 8% 38% 40% 38% 38% 41% 37% 41% 37% Gross Profit 39% 36% 35% % Margin 35% (4%) NA 2024A 2025E 2026E 2027E 2028E $297 $315 9% $280 $292 $243 $261 Adj. $233 $228 $210 $188 9% EBITDA1 $151 $133 21% 21% 21% 21% 21% 21% 18% 21% 22% 21% % Margin 16% NA 15% (8%) 2024A 2025E 2026E 2027E 2028E $174 $162 $162 13% $142 $141 $120 Free Cash $100 $102 $100 $92 $86 $84 13% Flow2 8% 9% 8% 11% 12% 11% 11% 12% 11% 12% 9% (0)% % Margin 10% NA 2024A 2025E 2026E 2027E 2028E 13 Project Breeze Source: Tango Management estimates received 4/4/25, Broker Research Note: Consensus figures reflect median of Broker estimates 1. Adj. EBITDA excludes the impact of stock-based compensation 2. Represents Cash Flow from Operations minus Capex; 2025E-2028E Case B Capex figures revised by Management on 4/16/25 from original estimates received on 4/4/25

Selected Publicly Traded Companies – Operating Metrics

Customer Experience Companies: Teleperformance, concentrix, TELUS International, ttec, ibex.

	Tango Case A	Tango Consensus	Tango Case B[4]	Teleperformance[2,3]	concentrix	TELUS International[2]	ttec	ibex.
2025E Revenue ($mm)	$1,153	$1,108	$1,113	$12,236	$9,586	$2,769	$2,031	$542
Revenue CAGR (2024A-2026E)	15.7%	11.0%	2.4%	3.3%[3]	0.9%	3.7%	(5.3%)	NA
2025E GAAP Gross Margin	38.3%	39.6%	37.9%	27.2%	36.2%	36.1%	22.3%	31.1%
2025E Adj. EBITDA[1] Margin	21.1%	21.0%	20.6%	17.4%	16.3%	13.1%	10.8%	13.1%
2025E Adj. EBITDA[1] - Capex Margin	15.7%	15.6%	15.0%	14.9%	13.7%	6.8%	8.3%	9.7%

Revenue CAGR – Peer Median: 2.1%

2025E GAAP Gross Margin – 2025E Peer Median: 31.1%

2025E Adj. EBITDA Margin – 2025E Peer Median: 13.1%

2025E Adj. EBITDA - Capex Margin – 2025E Peer Median: 9.7%

Source: Tango Management estimates received 4/4/25, FactSet (4/17/25), Broker Research

Note: Teleperformance and TELUS International adjusted from IFRS to U.S. GAAP – key adjustments include burdening EBITDA by depreciation of right-of-use assets and lease interest expense; TELUS International Adj. EBITDA is unburdened for stock-based compensation to align with other companies shown

Note: Consensus figures reflect median of Broker estimates

1. Adj. EBITDA excludes the impact of stock-based compensation
2. Forward depreciation of right-of-use assets and lease interest expense for Teleperformance and TELUS International is assumed based on prior year as a % revenue applied to forward consensus revenue
3. Teleperformance financials reflect pro forma figures following its acquisition of ZP Better Together, which closed on 2/5/25
4. 2025E Capex for Case B revised by Management on 4/16/25 from original estimates received on 4/4/25

EVERCORE 14 Project Breeze

Selected Publicly Traded Companies – Valuation Metrics Customer Experience Companies TEV 1 1 1 $1,299 $1,299 $1,299 $10,223 $7,822 $1,817 $1,097 $342 ($mm) 2025E Peer Median: 0.66x 1.1x 1.2x 1.2x 2025E 0.8x 0.8x 0.7x 0.6x 0.5x TEV / Revenue Tango Tango Tango Case A Consensus Case B 2026E Peer Median: 0.72x 2026E 1.0x 1.1x 1.2x 0.8x 0.8x 0.6x 0.6x TEV / NA Revenue Tango Tango Tango Case A Consensus Case B 2025E Peer Median: 5.0x 5.3x 5.6x 5.7x 2025E 4.8x 5.0x 5.0x 5.0x 4.8x TEV / Adj. EBITDA2 Tango Tango Tango 3,4 Case A Consensus Case B 3 2026E Peer Median: 4.8x 6.9x 4.6x 5.0x 4.6x 4.8x 4.8x 5.1x 2026E TEV / Adj. NA EBITDA2 Tango Tango Tango 3,4 Case A Consensus Case B 3 Source: Tango Management estimates received 4/4/25, FactSet (4/17/25), Broker Research 1. Class A and Class B shares outstanding, RSUs, PSUs and options outstanding as of 2/28/25 per Tango Note: Teleperformance and TELUS International adjusted from IFRS to U.S. GAAP – key 15 Management; FDSO based on treasury stock method treatment of in-the-money options Project Breeze adjustments include burdening EBITDA by depreciation of right-of-use assets and lease 2. Adj. EBITDA excludes the impact of stock-based compensation interest expense; TELUS International Adj. EBITDA is unburdened for stock-based 3. Forward depreciation of right-of-use assets and lease interest expense for Teleperformance and TELUS compensation to align with other companies shown; Total Enterprise Values exclude the International is assumed based on prior year as a % revenue applied to forward consensus revenue impact of underfunded employee benefit obligations 4. Teleperformance financials reflect pro forma figures following its acquisition of ZP Better Together, which Note: Consensus figures reflect median of Broker estimates closed on 2/5/25

Tango Share Price Performance ($) Jun. 10, 2021 Share Price Performance 400% Announced pricing of IPO at $23.00 per share Customer Tango Experience Since 3 Months Ago (23%) (3%) Oct. 25, 2021 Since 6 Months Ago 7% (10%) Announced closing of secondary offering at Since 1 Year Ago 19% (14%) $63.50 per share Since 2 Years Ago (9%) (58%) resulting in $765mm+ of 300% gross proceeds Since 3 Years Ago (63%) (73%) Since IPO1 (44%) (72%) Apr. 19, 2022 Nov. 30, 2022 Announced acquisition of OpenAI introduced Heloo, expanding ChatGPT Feb. 27, 2024 European operations Klarna announces that its 200% AI Assistant handled 2/3 of Jan. 7, 2025 customer service chats in Meta announced end of its first month third-party fact-checking Sep. 7, 2022 program Announced $100mm Share Repurchase Program 1 $23.00 100% $12.96 (44%) (72%) 0% Jun-21 Mar-22 Dec-22 Oct-23 Jul-24 Apr-25 Tango Earnings Company Specific Key Events Customer Experience Key Events Sector Key Events Companies 16 Project Breeze Source: FactSet (4/17/25), Company Filings, Press Releases Note: Customer Experience Companies include Teleperformance, Telus International, Concentrix, TTEC and IBEX 1. Chart begins at Tango’s price of $23.00 on day of IPO (6/10/21)

Historical Valuation Multiples TEV / NTM Adj. EBITDA1 54.0x TEV / NTM Adj. EBITDA Averages1 Tango (Consensus) Customer Experience Companies3 45.0x Current 5.5x Current 4.9x 1-Year Average 6.5 1-Year Average 5.0 2-Year Average 6.1 2-Year Average 5.3 3-Year Average 7.1 3-Year Average 6.6 Since 7/1/212 10.9 Since 7/1/212 8.1 36.0x 27.0x 22.5x 18.0x 14.8x 9.0x 5.5x 4.9x 0.0x 2 Jul-21 Apr-22 Jan-23 Oct-23 Jul-24 Apr-25 3 Source: FactSet (4/17/25), Company Filings Tango (Consensus) Customer Experience Companies Note: Customer Experience Companies include Teleperformance, Telus International, Concentrix and IBEX 1. Adj. EBITDA excludes the impact of stock-based compensation 2. Data begins on 7/1/21 due to unavailability of broker-reported Adj. EBITDA from IPO on 6/10/21 to 7/1/21 3. Teleperformance financials reflect pro forma figures following its acquisition of ZP Better Together, which closed on 2/5/25 17 Project Breeze

III. Preliminary Valuation Analysis Evercore

Illustrative Financial Analysis Summary

($ in millions, except per share data)

Valuation as of 12/31/24

Current Price: $12.96 | Proposal: $16.00

	Key Metrics and Methodologies	Implied Share Price[1]	Total Enterprise Value[2]	Implied CY25E Adj. EBITDA[3]	Implied CY26E Adj. EBITDA[3]
Trading Multiples	*Select Public Company EBITDA Multiples* *CY25E Case A Adj. EBITDA $243* *Peer CY25 Multiple Range: 4.50x - 5.50x*	$10.80 - $13.40	*$1,095 - $1,339*	*4.5x - 5.5x*	*3.9x - 4.8x*
Trading Multiples	*Select Public Company EBITDA Multiples* *CY26E Case A Adj. EBITDA $280* *Peer CY26 Multiple Range: 4.25x - 5.25x*	$11.80 - $14.80	*$1,191 - $1,471*	*4.9x - 6.0x*	*4.3x - 5.3x*
Transaction Multiples[4]	*Transaction Multiples* *LTM Adj. EBITDA (@ 12/31/24): $210* *Transaction LTM Multiples: 5.0x - 12.0x*	$10.30 - $25.80	*$1,049 - $2,518*	*4.3x - 10.3x*	*3.7x - 9.0x*
DCF Case A with Initial Extrapolation	*5-Year Discounted Cash Flows (PGR)* *Perpetuity Growth Rate: 3.0% - 5.0%* *Discount Rate: 11.0% - 13.0%*	$11.70 - $18.40	*$1,178 - $1,818*	*4.8x - 7.5x*	*4.2x - 6.5x*
DCF Case A with Revised Extrapolation	*5-Year Discounted Cash Flows (PGR)* *Perpetuity Growth Rate: 3.0% - 5.0%* *Discount Rate: 11.0% - 13.0%*	$9.10 - $13.70	*$933 - $1,372*	*3.8x - 5.6x*	*3.3x - 4.9x*
DCF Case B	*5-Year Discounted Cash Flows (PGR)* *Perpetuity Growth Rate: 2.5% - 4.5%* *Discount Rate: 11.0% - 13.0%*	$4.80 - $6.90	*$521 - $719*	*2.1x - 3.0x*	*1.9x - 2.6x*
For Reference Only	*Premiums Paid to Unaffected 30D VWAP[5]* *Premiums Paid: 20.0% - 50.0%* *30 Day VWAP (as of 4/17/25): $13.00*	$15.60 - $19.50	*$1,551 - $1,923*	*6.4x - 7.9x*	*5.5x - 6.9x*
For Reference Only	*52-Week Trading Range[6]* *as of 4/17/25*	$10.80 - $18.90	*$1,097 - $1,869*	*4.5x - 7.7x*	*3.9x - 6.7x*
For Reference Only	*Broker Price Targets[7]* *As of 4/17/25 (Based on Available Analysts)*	$13.00 - $21.00	*$1,398 - $2,065*	*5.7x - 8.5x*	*5.0x - 7.4x*

Source: FactSet (4/17/25), Tango Management estimates received 4/4/25, Initial Extrapolation discussed 3/31/25-4/10/25, Revised Extrapolation guidance received 4/16/25, Bravo NBO dated 3/12/25, Company Filings
Note: Total Enterprise Values exclude the impact of underfunded employee benefit obligations; net debt calculated using $192mm cash and $256mm debt as reported in Tango's FY2024 10K, dated 3/6/25

EVERCORE
19
Project Breeze

1. Implied Share Price rounded to the nearest $0.10
2. Trading Multiples, Transaction Multiples, Premiums Paid, 52-Week Trading, and Broker Price Targets based on 2/28/25 FDSO per Tango Management; DCF based on 12/31/24 FDSO per Tango Management; FDSO based on treasury stock method treatment of in-the-money options
3. CY25E and CY26E figures represents Case A figures
4. Rounded to the nearest whole multiple, based on select transaction multiples
5. Based on 25th and 75th percentile, rounded to nearest 5%
6. Based on low and high end of 52-week trading range
7. Based on low and high end of Broker Price Targets

Illustrative Discounted Cash Flow Analysis – Percent-Weighted Value Valuation as of 12/31/24, Case A Initial Extrapolation and Case B ($) Case Percent Weighting Methodology Case A with initial extrapolation and Case B DCF valuations based on Methodology applies specified percentage weightings to Case A (initial methodology and assumptions shown on page 24 and page 26, extrapolation) and Case B price per share valuations to provided a respectively weighted price per share Case A DCF valuation based on initial extrapolation received 4/16/25 Assumes WACC range of 11-13% for both Case A (initial extrapolation) and Case B Perpetuity Growth Rate Adj. EBITDA Terminal Multiple Illustrative Case A (initial extrapolation) Perpetuity Growth Rate of Illustrative Case A (initial extrapolation) Terminal Multiple of 6.0x Adj. 4.0% EBITDA Illustrative Case B Perpetuity Growth Rate of 3.5% Illustrative Case B Terminal Multiple of 5.0x Adj. EBITDA Case (% PGR) Price Per Share Case (Terminal Mult.) Price Per Share Case A (4.0%): 50% 63% 75% 88% 100% Case A (6.0x): 50% 63% 75% 88% 100% Case B (3.5%): 50% 38% 25% 13% 0% Case B (5.0x): 50% 38% 25% 13% 0% 11.0% $11.35 $12.59 $13.84 $15.09 $16.34 11.0% $11.08 $12.24 $13.40 $14.56 $15.72 te Discount Rate 12.0% $9.92 $10.99 $12.06 $13.13 $14.20 Discount Ra 12.0% $10.64 $11.75 $12.87 $13.98 $15.09 13.0% $8.81 $9.74 $10.68 $11.61 $12.54 13.0% $10.22 $11.29 $12.36 $13.43 $14.49 Source: Tango Management estimates received 4/4/25, Case A extrapolation guidance discussed between 3/31/25-4/10/25, Case B extrapolation guidance received 4/16/25 20 Project Breeze

Illustrative Discounted Cash Flow Analysis – Percent-Weighted Value Valuation as of 12/31/24, Case A Revised Extrapolation and Case B ($) Case Percent Weighting Methodology Case A with revised extrapolation and Case B DCF valuations based on Methodology applies specified percentage weightings to Case A (revised methodology and assumptions shown on page 25 and page 26, extrapolation) and Case B price per share valuations to provided a respectively weighted price per share Case A DCF valuation based on revised extrapolation received 4/16/25 Assumes WACC range of 11-13% for both Case A (revised extrapolation) and Case B Perpetuity Growth Rate Adj. EBITDA Terminal Multiple Illustrative Case A (revised extrapolation) Perpetuity Growth Rate of Illustrative Case A (revised extrapolation) Terminal Multiple of 6.0x Adj. 4.0% EBITDA Illustrative Case B Perpetuity Growth Rate of 3.5% Illustrative Case B Terminal Multiple of 5.0x Adj. EBITDA Case (% PGR) Price Per Share Case (Terminal Mult.) Price Per Share Case A (4.0%): 50% 63% 75% 88% 100% Case A (6.0x): 50% 63% 75% 88% 100% Case B (3.5%): 50% 38% 25% 13% 0% Case B (5.0x): 50% 38% 25% 13% 0% 11.0% $9.38 $10.13 $10.89 $11.64 $12.40 11.0% $10.11 $11.03 $11.95 $12.87 $13.79 te Discount Rate 12.0% $8.26 $8.92 $9.57 $10.22 $10.88 Discount Ra 12.0% $9.72 $10.60 $11.48 $12.37 $13.25 13.0% $7.39 $7.96 $8.54 $9.11 $9.69 13.0% $9.34 $10.19 $11.04 $11.89 $12.73 Source: Tango Management estimates received 4/4/25, Extrapolation guidance received 4/16/25 21 Project Breeze

Selected Publicly Traded Companies

($ in millions, expect per share data)

Company	Share Price 4/17/25	% of 52-Week High	Market Cap	Total Enterprise Value[2]	Revenue Growth CY24A	Revenue Growth CY25E	Revenue CAGR '24A-'26E	Gross Profit Margin CY25E	Gross Profit Margin CY26E	Adj. EBITDA[1] Margin CY25E	Adj. EBITDA[1] Margin CY26E	TEV / Revenue CY24A	TEV / Revenue CY25E	TEV / Revenue CY26E	TEV / Adj. EBITDA[1] CY24A	TEV / Adj. EBITDA[1] CY25E	TEV / Adj. EBITDA[1] CY26E
Tango Case A	$12.96	68.4%	$1,235[3]	$1,299[3,4]	7.6%	15.9%	15.7%	38.3%	37.8%	21.1%	21.0%	1.3x	1.1x	1.0x	6.2x	5.3x	4.6x
Tango Case B					7.6%	11.3%	2.4%	37.9%	35.8%	20.6%	18.0%	1.3	1.2	1.2	6.2	5.7	6.9
Tango (Consensus)					7.6%	11.9%	11.0%	39.6%	40.5%	21.0%	21.3%	1.3	1.2	1.1	6.2	5.6	5.0
Customer Experience																	
Teleperformance[5,6]	$101.02	74.7%	$6,228	$10,223	25.8%	2.7%	3.3%	27.2%	26.7%	17.4%	17.4%	0.9x	0.8x	0.8x	5.0x	4.8x	4.6x
Concentrix	47.33	62.6%	3,228	7,822	31.3%	(0.3%)	0.9%	36.2%	NA	16.3%	16.6%	0.8	0.8	0.8	5.0	5.0	4.8
TELUS International[6]	2.47	29.6%	731	1,817	(1.8%)	4.2%	3.7%	36.1%	36.0%	13.1%	13.1%	0.7	0.7	0.6	4.3	5.0	4.8
IBEX	23.35	85.5%	327	342	0.7%	4.3%	NA	31.1%	NA	13.1%	NA	0.7	0.6	NA	5.1	4.8	NA
Mean		**63.1%**			**14.0%**	**2.7%**	**2.6%**	**32.7%**	**31.3%**	**15.0%**	**15.7%**	**0.8x**	**0.7x**	**0.7x**	**4.9x**	**4.9x**	**4.8x**
Median		**68.6%**			**13.3%**	**3.4%**	**3.3%**	**33.6%**	**31.3%**	**14.7%**	**16.6%**	**0.7**	**0.7**	**0.8**	**5.0**	**4.9**	**4.8**
Reference																	
TTEC	$3.58	42.9%	$186	$1,097	(10.4%)	(8.0%)	(5.3%)	22.3%	22.7%	10.8%	10.9%	0.5x	0.5x	0.6x	5.4x	5.0x	5.1x

Source: Tango Management estimates received 4/4/25, Company filings, FactSet (4/17/25)
Note: Teleperformance and TELUS International adjusted from IFRS to U.S. GAAP – key adjustments include burdening EBITDA by depreciation of right-of-use assets and lease interest expense; TELUS International Adj. EBITDA is unburdened for stock-based compensation to align with select publicly traded companies; Total Enterprise Values exclude the impact of underfunded employee benefit obligations; TTEC is included as a reference but excluded from analysis following the Company's announcement of its intent to go private on 9/30/24

1. Adjusted to reflect Adj. EBITDA before taking into account stock-based compensation
2. Total Enterprise Values exclude the impact of underfunded employee benefit obligations
3. Class A and Class B shares outstanding, RSUs, PSUs and options outstanding as of 2/28/25 per Tango Management; FDSO based on treasury stock method treatment of in-the-money options
4. Excludes $6.5mm underfunded employee benefit obligations as of 12/31/24
5. Teleperformance financials reflect pro forma figures following its acquisition of ZP Better Together, which closed on 2/5/25
6. Forward depreciation of right-of-use assets and lease interest expense for Teleperformance and TELUS International is assumed based on prior year as a % revenue applied to forward consensus revenue

EVERCORE 22 Project Breeze

Transaction Multiples ($ in millions, except per share data) Total Enterprise TEV / Date Announced Acquirer Target Value LTM Adj. EBITDA1 3/1/24 Founder & Group TDCX $685 5.2x2 10/10/23 Capital Square Partners Startek 217 5.93 4/26/23 Teleperformance Majorel 3,143 7.74 3/29/23 Concentrix Webhelp 4,768 11.85 Mean $2,203 7.6x Median 1,914 6.8 Pre-AI Sector Correction 6 6/18/21 Sitel Group Sykes Enterprises $2,119 9.7x 12/4/19 TELUS International Competence Call Centre 1,015 10.77 7/9/19 Groupe Bruxelles Lambert Webhelp 2,690 NA 6/28/18 Synnex Convergys 2,528 7.48 6/14/18 Teleperformance Intelenet 1,045 12.6 9,10 Mean $1,879 10.1x Median 2,119 10.2 Source: Company filings, Press Releases 6. Reflects LTM Adj. EBITDA as of 6/30/21 Note: Exchange rate reflected as of announcement date 7. Reflects LTM Adj. EBITDA as of 12/31/19 1. Adjusted to reflect Adj. EBITDA before taking into account stock-based compensation 8. Reflects LTM Adj. EBITDA as of 6/30/18 2. Reflects LTM Adj. EBITDA as of 12/31/23 9. Reflects LTM EBITDA as of 3/31/18 3. Reflects LTM Adj. EBITDA as of 9/30/23 10. Multiples are presented on an IFRS-16 basis 4. Reflects LTM Operating EBITDA as of 6/30/23 5. Reflects LTM Adj. EBITDA as of 3/31/23 23 Project Breeze

Discounted Cash Flow Analysis Case A with Initial Extrapolation Valuation as of 12/31/24 – 12.0% WACC ($ in millions, except per share data) Management Forecast Extrapolation Fiscal Year End 12/31, 2024A 2025E 2026E 2027E 2028E 2029E Terminal Implied Per Share Valuation Revenue $995 $1,153 $1,333 $1,414 $1,496 $1,567 $1,567 4.00% 6.0x % Growth 16% 16% 6% 6% 5% PGR EBITDA Adj. EBITDA $210 $243 $280 $297 $315 $330 $330 Terminal Cash Flow / Adj. EBITDA $133 $330 % Margin 21% 21% 21% 21% 21% 21% 21% Terminal Value 1,725 1,977 Discount Factor 0.601x 0.567x (-) Stock-Based Compensation (39) (46) (49) (52) (54) (54) (-) Depreciation (38) (43) (46) (49) (51) (51) PV of Terminal Value $1,036 $1,122 (-) Amortization of Intangibles (20) (20) (20) (20) (20)—Plus: PV of Projected FCF 383 383 (-) Other Pre-Tax Adjustments (1) — ——Total Enterprise Value $1,419 $1,505 EBIT (SBC, Amort-burdened) $146 $171 $183 $194 $204 $224 Plus: Cash 192 192 % Margin 13% 13% 13% 13% 13% 14% Less: Debt (256) (256) (-) Unlevered Taxes (54) (63) (68) (72) (76) (83) Equity Value $1,355 $1,441 % Tax Rate 37% 37% 37% 37% 37% 37% (/) FDSO 1 95.5 95.5 (+) Depreciation 38 43 46 49 51 51 Price Per Share $14.20 $15.09 (+) Amortization of Intangibles 20 20 20 20 20—% Premium to Close (4/17/25) 9.6% 16.5% (-) Capital Expenditures (62) (53) (57) (60) (63) (51) Implied Terminal EBITDA Multiple 5.5x (-) (Increase) / Decrease in NWC (28) (18) (11) (11) (10) (9)2 Implied PGR 4.6% Total Unlevered FCF $60 $100 $113 $120 $127 $133 (x) Discount Factor @ 12.0% Disc. Rate 0.94x 0.84x 0.75x 0.67x 0.60x PV of Unlevered FCF $56 $84 $85 $81 $76 NPV of Projected Cash Flows $383 Implied Price Per Share Implied Terminal EBITDA Mult. Implied Price Per Share Implied PGR Perpetuity Growth Rate Perpetuity Growth Rate Terminal Value Multiple Terminal Value Multiple 3.00% 4.00% 5.00% 3.00% 4.00% 5.00% 5.5x 6.0x 6.5x 5.5x 6.0x 6.5x 11.0% $14.81 $16.34 $18.37 5.6x 6.3x 7.3x $14.70 $15.72 $16.74 3.0% 3.7% 4.2% Discount Rate 12.0% 13.07 14.20 15.65 5.0 5.5 6.3 14.12 15.09 16.06 3.9% 4.6% 5.1% 13.0% 11.67 12.54 13.62 4.5 4.9 5.5 13.57 14.49 15.42 4.8% 5.5% 6.0% 24 Project Breeze Source: FactSet (4/17/25), Tango Management estimates received 4/4/25, Tango Management extrapolations discussed between 3/31/25-4/10/25, Company Filings Note: Total Enterprise Value excludes the impact of underfunded employee benefit obligations 1. Class A and Class B shares, RSUs, PSUs, and options outstanding as of 12/31/24 per Tango Management; FDSO based on treasury stock method treatment of in-the-money options 2. Terminal year Change in Net Working Capital calculated using % of change in revenue based on Tango Management guidance

Discounted Cash Flow Analysis Case A with Revised Extrapolation Valuation as of 12/31/24 – 12.0% WACC ($ in millions, except per share data) Management Forecast Extrapolation Fiscal Year End 12/31, 2024A 2025E 2026E 2027E 2028E 2029E Terminal Implied Per Share Valuation Revenue $995 $1,153 $1,333 $1,414 $1,496 $1,556 $1,556 4.00% 6.0x % Growth 16% 16% 6% 6% 4% PGR EBITDA Adj. EBITDA $210 $243 $280 $297 $315 $303 $280 Terminal Cash Flow / Adj. EBITDA $93 $280 % Margin 21% 21% 21% 21% 21% 20% 18% Terminal Value 1,207 1,680 Discount Factor 0.601x 0.567x (-) Stock-Based Compensation (39) (46) (49) (52) (54) (54) (-) Depreciation (38) (43) (46) (49) (51) (57) PV of Terminal Value $725 $953 (-) Amortization of Intangibles (20) (20) (20) (20) (20)—Plus: PV of Projected FCF 375 375 (-) Other Pre-Tax Adjustments (1) — ——Total Enterprise Value $1,099 $1,328 EBIT (SBC, Amort-burdened) $146 $171 $183 $194 $179 $169 Plus: Cash 192 192 % Margin 13% 13% 13% 13% 12% 11% Less: Debt (256) (256) (-) Unlevered Taxes (54) (63) (68) (72) (66) (63) Equity Value $1,035 $1,264 % Tax Rate 37% 37% 37% 37% 37% 37% (/) FDSO 1 95.2 95.4 (+) Depreciation 38 43 46 49 51 57 Price Per Share $10.88 $13.25 (+) Amortization of Intangibles 20 20 20 20 20—% Premium to Close (4/17/25) (16.1%) 2.2% (-) Capital Expenditures (62) (53) (57) (60) (62) (62) Implied Terminal EBITDA Multiple 4.6x (-) (Increase) / Decrease in NWC (28) (18) (11) (11) (8) (9)2 Implied PGR 5.4% Total Unlevered FCF $60 $100 $113 $120 $113 $93 (x) Discount Factor @ 12.0% Disc. Rate 0.94x 0.84x 0.75x 0.67x 0.60x PV of Unlevered FCF $56 $84 $85 $81 $68 NPV of Projected Cash Flows $375 Implied Price Per Share Implied Terminal EBITDA Mult. Implied Price Per Share Implied PGR Perpetuity Growth Rate Perpetuity Growth Rate Terminal Value Multiple Terminal Value Multiple 3.00% 4.00% 5.00% 3.00% 4.00% 5.00% 5.5x 6.0x 6.5x 5.5x 6.0x 6.5x 11.0% $11.38 $12.40 $13.74 4.6x 5.2x 6.0x $12.93 $13.79 $14.66 4.1% 4.5% 4.9% Discount Rate 12.0% 10.13 10.88 11.83 4.1 4.6 5.1 12.42 13.25 14.08 4.9% 5.4% 5.8% 13.0% 9.13 9.69 10.39 3.7 4.1 4.5 11.94 12.73 13.52 5.7% 6.2% 6.7% 25 Project Breeze Source: FactSet (4/17/25), Tango Management estimates received 4/4/25, Tango Management extrapolations received 4/16/25, Company Filings Note: Total Enterprise Value excludes the impact of underfunded employee benefit obligations 1. Class A and Class B shares, RSUs, PSUs, and options outstanding as of 12/31/24 per Tango Management; FDSO based on treasury stock method treatment of in-the-money options 2. Terminal year Change in Net Working Capital calculated using % of change in revenue based on Tango Management guidance

Discounted Cash Flow Analysis
Case B

Valuation as of 12/31/24 – 12.0% WACC

($ in millions, except per share data)

Fiscal Year End 12/31,	2024A	Management Forecast 2025E	2026E	2027E	2028E	Extrapolation 2029E	Terminal
Revenue	**$995**	**$1,108**	**$1,043**	**$942**	**$885**	**$867**	**$867**
% Growth		*11%*	*(6%)*	*(10%)*	*(6%)*	*(2%)*	
Adj. EBITDA	**$210**	**$228**	**$188**	**$151**	**$133**	**$121**	**$139**
% Margin	*21%*	*21%*	*18%*	*16%*	*15%*	*14%*	*16%*
(-) Stock-Based Compensation		(39)	(36)	(32)	(31)	(30)	(30)
(-) Depreciation		(36)	(34)	(31)	(29)	(28)	(23)
(-) Amortization of Intangibles		(20)	(20)	(20)	(20)	(20)	-
(-) Other Pre-Tax Adjustments		(3)	-	-	-	-	-
EBIT (SBC, Amort-burdened)		**$130**	**$98**	**$68**	**$54**	**$43**	**$86**
% Margin		*12%*	*9%*	*7%*	*6%*	*5%*	*10%*
(-) Unlevered Taxes		(48)	(36)	(25)	(20)	(16)	(32)
% Tax Rate		*37%*	*37%*	*37%*	*37%*	*37%*	*37%*
(+) Depreciation		36	34	31	29	28	23
(+) Amortization of Intangibles		20	20	20	20	20	-
(-) Capital Expenditures		(62)	(42)	(38)	(27)	(26)	(26)
(-) (Increase) / Decrease in NWC		(22)	16	15	8	2	(4)[2]
Total Unlevered FCF		**$54**	**$90**	**$71**	**$64**	**$52**	**$47**
(x) Discount Factor @ 12.0% Disc. Rate		*0.94x*	*0.84x*	*0.75x*	*0.67x*	*0.60x*	
PV of Unlevered FCF		**$51**	**$76**	**$53**	**$43**	**$31**	

NPV of Projected Cash Flows	**$255**

Implied Per Share Valuation	3.50% PGR	5.0x EBITDA
Terminal Cash Flow / Adj. EBITDA	$47	$139
Terminal Value	571	694
Discount Factor	*0.601x*	*0.567x*
PV of Terminal Value	**$343**	**$394**
Plus: PV of Projected FCF	255	255
Total Enterprise Value	**$598**	**$649**
Plus: Cash	192	192
Less: Debt	(256)	(256)
Equity Value	**$534**	**$585**
(/) FDSO[1]	*94.6*	*94.6*
Price Per Share	**$5.65**	**$6.18**
% Premium to Close (4/17/25)	*(56.4%)*	*(52.3%)*
Implied Terminal EBITDA Multiple	*4.4x*	
Implied PGR		*5.1%*

Discount Rate	Implied Price Per Share – Perpetuity Growth Rate 2.50%	3.50%	4.50%	Implied Terminal EBITDA Mult. – Perpetuity Growth Rate 2.50%	3.50%	4.50%	Implied Price Per Share – Terminal Value Multiple 4.5x	5.0x	5.5x	Implied PGR – Terminal Value Multiple 4.5x	5.0x	5.5x
11.0%	$5.91	$6.36	$6.93	4.4x	4.9x	5.6x	$5.99	$6.43	$6.86	3.2%	4.1%	4.8%
12.0%	5.32	5.65	6.06	4.0	4.4	4.9	5.77	6.18	6.60	4.2%	5.1%	5.8%
13.0%	4.83	5.09	5.40	3.6	3.9	4.3	5.55	5.95	6.35	5.3%	6.1%	6.9%

EVERCORE 26 Project Breeze

Source: FactSet (4/17/25), Tango Management estimates received 4/4/25, Tango Management extrapolations received 4/16/25, Company Filings
Note: Total Enterprise Value excludes the impact of underfunded employee benefit obligations
1. Class A and Class B shares, RSUs, PSUs, and options outstanding as of 12/31/24 per Tango Management; FDSO based on treasury stock method treatment of in-the-money options
2. Terminal year Change in Net Working Capital calculated using % of change in revenue based on Tango Management guidance

For Reference Only: Illustrative Leveraged Buyout Analysis
Case A with Revised Extrapolation

($ in millions, except per share data)

Key Assumptions[1]

- Illustrative transaction close date of Dec 31, 2024, and exit on Dec 31, 2029 (5-year holding period)
- Illustrative Sources & Uses shows entry at $16.00[2] offer price per share for a purchase TEV of $1.6bn
- $600mm PF Gross Leverage (3.4x PF LTM EBITDA), consisting of:
  - $600 Unitranche @ SOFR+325bps, 99.5 OID, 2.25% financing fee, 1.00% annual amortization
- $100mm[3] minimum cash balance
- $15mm transaction fees
- Assumes 100% cash replacement of stock-based compensation, no Management promote
- $8mm annual public company cost savings[3]

Sources

Sources	
Unitranche Facility	$600
Pro Forma Debt	**600**
Balance Sheet Cash	192
Sponsor Equity	1,124
Total Sources	**$1,916**

Uses

Uses	
Tango Purchase Equity[4]	$1,529
Refinance Term Loan	256
Minimum Cash	100
Transaction Fees	15
Financing Fees & OID	17
Total Uses	**$1,916**

Financial Summary and Credit Statistics

	Case A - Revised Extrapolation				
Fiscal Year Ended 12/31,	2025E	2026E	2027E	2028E	2029E
Revenue	$1,153	$1,333	$1,414	$1,496	$1,556
% Growth	*16%*	*16%*	*6%*	*6%*	*4%*
Adj. EBITDA	$243	$280	$297	$315	$303
% Margin	*21%*	*21%*	*21%*	*21%*	*20%*
(+) Annual PubCo Cost Savings	8	8	8	8	8
(–) SBC Replacement (100% of Rev.)	(39)	(46)	(49)	(52)	(54)
PF EBITDA (SBC-burdened)	**$213**	**$242**	**$257**	**$271**	**$258**
% Margin	*18%*	*18%*	*18%*	*18%*	*17%*
PF EBIT (SBC, Amort-burdened)	**$155**	**$179**	**$190**	**$202**	**$187**
% Margin	*13%*	*13%*	*13%*	*13%*	*12%*
(-) Cash Taxes	(42)	(54)	(60)	(67)	(64)
% Tax Rate	*37%*	*37%*	*37%*	*37%*	*37%*
(+) Depreciation & Intangible Amort.	57	63	66	69	71
(-) Net Interest Expense	(37)	(30)	(24)	(17)	(10)
(-) Change in NWC	(28)	(18)	(11)	(11)	(8)
(-) Capital Expenditures	(62)	(53)	(57)	(60)	(62)
Levered Free Cash Flow	**$42**	**$87**	**$104**	**$115**	**$113**
Cumulative Free Cash Flow	**42**	**129**	**233**	**348**	**461**
Memo: Leverage and Credit Statistics					
Net Debt	$458	$371	$267	$152	$39
Total Debt / Adj. EBITDA	2.6x	1.9x	1.4x	0.9x	0.5x
Net Debt / Adj. EBITDA	2.2	1.5	1.0	0.6	0.2

Implied TEV and Offer Price ('29 Exit, 3.4x Gross PF LTM Leverage)

Implied Purchase TEV

		Exit LTM EBITDA Multiple		
		5.0x	6.0x	7.0x
Req'd IRR	17.5%	$1,129	$1,264	$1,400
	20.0%	1,063	1,185	1,307
	22.5%	1,004	1,114	1,224

Implied Offer Price

		Exit LTM EBITDA Multiple		
		5.0x	6.0x	7.0x
Req'd IRR	17.5%	$11.18	$12.59	$13.99
	20.0%	$10.49	$11.76	$13.03
	22.5%	$9.89	$11.03	$12.17

EVERCORE 27 Project Breeze

Source: Management estimates received 4/4/25, Revised Case A extrapolations received 4/16/25, Company Filings

1. Transaction structure assumptions based on Evercore estimates of leverage capacity, financing costs and pro forma cash replacement of stock-based compensation
2. Based on Bravo NBO dated 3/12/25
3. Per Tango Management on 3/31/25
4. Class A and Class B shares, RSUs, PSUs, and options outstanding as of 12/31/24 per Tango Management; FDSO based on treasury stock method treatment of in-the-money options

Appendix Evercore

Analysis at Various Prices ($ in millions) Offer Consideration Current Transaction Prices Price Per Share (4/17/25) $12.96 $14.00 $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 Premium to Current 8% 16% 23% 31% 39% 47% 54% 62% Premium to 52 Week High ($18.94 @ 11/8/24) (32%) (26%) (21%) (16%) (10%) (5%) 0% 6% 11% Premium to 52 Week Low ($10.84 @ 4/18/24) 20% 29% 38% 48% 57% 66% 75% 85% 94% Premium to 30-Day VWAP ($13.00) (0%) 8% 15% 23% 31% 38% 46% 54% 62% Premium to 3 Month VWAP ($14.83) (13%) (6%) 1% 8% 15% 21% 28% 35% 42% Premium to 1 Year Average ($14.15) (8%) (1%) 6% 13% 20% 27% 34% 41% 48% Premium to 3 Year Average ($14.88) (13%) (6%) 1% 8% 14% 21% 28% 34% 41% FDSO 1 95.3 95.4 95.4 95.5 95.5 95.5 95.6 95.6 95.6 Equity Value $1,235 $1,335 $1,431 $1,527 $1,624 $1,720 $1,816 $1,912 $2,008 Premium to Equity Value—8.1% 15.9% 23.7% 31.5% 39.2% 47.0% 54.8% 62.6% Plus: Total Debt (12/31/24) 256 256 256 256 256 256 256 256 256 Less: Cash (12/31/24) (192) (192) (192) (192) (192) (192) (192) (192) (192) Enterprise Value 2 $1,299 $1,399 $1,495 $1,591 $1,688 $1,784 $1,880 $1,976 $2,072 Premium to TEV—7.7% 15.1% 22.5% 29.9% 37.3% 44.7% 52.1% 59.5% Multiple Analysis Enterprise Value to: Metric Tango Case A 2024A Revenue $995 1.3x 1.4x 1.5x 1.6x 1.7x 1.8x 1.9x 2.0x 2.1x 2025E Revenue 1,153 1.1 1.2 1.3 1.4 1.5 1.5 1.6 1.7 1.8 2026E Revenue 1,333 1.0 1.0 1.1 1.2 1.3 1.3 1.4 1.5 1.6 2024A Adj. EBITDA $210 6.2x 6.7x 7.1x 7.6x 8.0x 8.5x 9.0x 9.4x 9.9x 2025E Adj. EBITDA 243 5.3 5.7 6.1 6.5 6.9 7.3 7.7 8.1 8.5 2026E Adj. EBITDA 280 4.6 5.0 5.3 5.7 6.0 6.4 6.7 7.1 7.4 Tango Consensus 2025E Revenue $1,113 1.2x 1.3x 1.3x 1.4x 1.5x 1.6x 1.7x 1.8x 1.9x 2026E Revenue 1,225 1.1 1.1 1.2 1.3 1.4 1.5 1.5 1.6 1.7 2025E Adj. EBITDA $233 5.6x 6.0x 6.4x 6.8x 7.2x 7.6x 8.1x 8.5x 8.9x 2026E Adj. EBITDA 261 5.0 5.4 5.7 6.1 6.5 6.8 7.2 7.6 7.9 29 Project Breeze Source: FactSet (4/17/25), Company Filings, Tango Management estimates as of 4/4/25, Bravo NBO dated 3/12/25 1. Class A and Class B shares outstanding, RSUs, PSUs and options outstanding as of 2/28/25 per Tango Management; FDSO based on treasury stock method treatment of in-the-money options 2. Excludes $6.5mm underfunded employee benefit obligations as of 12/31/24

Weighted Average Cost of Capital (WACC)

($ in millions)

Selected Public Companies - Cost of Capital

Company	Share Price 4/17/25	Market Cap	Total Enterprise Value	Gross Debt	Gross Debt to Equity	Adj. Beta[2]	Unl. Beta[2]
Tango Case A	$12.96	$1,235	$1,299	$256	20.7%	1.22	1.08
Customer Experience							
Teleperformance	$101.02	$6,228	$10,223	$5,280	84.8%	1.24	0.76
Concentrix	47.33	3,228	7,822	4,902	151.9%	1.10	0.52
TELUS	2.47	731	1,817	1,276	174.5%	1.20	0.52
IBEX	23.35	327	342	34	10.4%	0.95	0.88
Mean					**105.4%**	**1.12**	**0.67**
Median					**118.3%**	**1.15**	**0.64**

WACC - Sensitivities

WACC

Historical

		WACC		
		Debt / Equity Ratio		
		15.0%	**20.0%**	**25.0%**
Unl. Beta	**0.70**	10.4%	10.3%	10.2%
	0.95	12.2%	12.0%	11.9%
	1.20	13.9%	13.7%	13.6%

Supply-Side

		WACC		
		Debt / Equity Ratio		
		15.0%	**20.0%**	**25.0%**
Unl. Beta	**0.70**	9.7%	9.6%	9.5%
	0.95	11.2%	11.1%	11.0%
	1.20	12.7%	12.5%	12.4%

Cost of Equity and WACC Calculation

	Historical		Supply-Side	
	Tango	Peers	Tango	Peers
Risk Free Rate[1]	4.8%	4.8%	4.8%	4.8%
Unlevered Beta[2]	1.08	0.64	1.08	0.64
Debt / Equity Ratio	20.7%	118.3%	20.7%	118.3%
Tax Rate[3]	36.9%	26.0%	36.9%	26.0%
Levered Beta[4]	1.22	1.21	1.22	1.21
Market Risk Premium[5]	7.3%	7.3%	6.3%	6.3%
Size Premium[5]	0.9%	0.9%	0.9%	0.9%
Cost of Equity[6]	**14.6%**	**14.5%**	**13.3%**	**13.3%**
Pre-tax Cost of Debt[7]	7.1%	7.1%	7.1%	7.1%
After-tax Cost of Debt	4.5%	5.3%	4.5%	5.3%
Equity to Total Cap.	82.8%	45.8%	82.8%	45.8%
WACC[8]	**12.9%**	**9.5%**	**11.8%**	**8.9%**

Source: Company filings, FactSet (4/17/25), Ibbotson, Bloomberg
Note: Total Enterprise Values exclude the impact of underfunded employee benefit obligations
1. 20-year Treasury rate as of 4/17/25
2. Raw Beta based on average of two-year weekly Beta, calculated in comparison to the MSCI World Index. Adjusted Beta = (2/3) * Raw Beta + (1/3) * 1. Unlevered Beta = Levered Beta / (1 + (1 - Tax rate) * (Debt / Equity))
3. Assumes 36.9% tax rate provided by Management
4. Levered Beta = Unlevered Beta * (1 + (1 - Tax Rate) * (Debt / Equity))
5. Kroll (2024). The market size of $1,235mm assumed for Tango is equivalent to a 8th decile size premium
6. Cost of Equity = Risk Free Rate + (Market Risk Premium * Levered Beta)
7. Based off Tango's 9/22 senior secured term loan YTM of 7.111% as of 4/17/25
8. WACC = Cost of Equity * Equity to Total Capitalization + After-tax Cost of Debt * (1 - Equity to Total Capitalization)

EVERCORE 30 Project Breeze

North America Take Private Premiums Paid Analysis Analysis of last 3 years of Tech sector, take private transactions with TEV $1.0bn – $3.0bn (15 Deals) Premium to Unaffected Premium to 30-Day VWAP1 Number of Deals Number of Deals 1 1 3—3 7 1 2 1 2 4 5 Median: 48.2% Median: 44.1% Mean: 46.3% 46.7% Mean: 42.7% 33.3% 26.7% 20.0% 20.0% 13.3% 13.3% 6.7% 6.7% 6.7% 6.7% 0.0% <10% 10%-20% 20%-30% 30%-40% 40%-50% >50% <10% 10%-20% 20%-30% 30%-40% 40%-50% >50% Premium to 60-Day VWAP1 Premium to 90-Day VWAP1 Number of Deals Number of Deals 4 3 — 2 6 4 1 2 2 1 5 Median: 40.1% Median: 34.6% Mean: 32.9% Mean: 33.8% 40.0% 33.3% 26.7% 26.7% 20.0% 13.3% 13.3% 13.3% 6.7% 6.7% 0.0% 0.0% <10% 10%-20% 20%-30% 30%-40% 40%-50% >50% <10% 10%-20% 20%-30% 30%-40% 40%-50% >50% Source: London Stock Exchange Group, FactSet, Company Filings Note: Analysis only includes tech industry transactions 1. VWAP relative to unaffected date 31 Project Breeze

Summary of Equity Research Perspectives

Selected Analyst Price Targets[1]

Broker	Date	Rating	Target	Valuation Methodology
Goldman Sachs	4/6/25	Sell	$13.00	
Baird	4/1/25	Buy	20.00	-
Morgan Stanley	3/5/25	Buy	21.00	-
J.P. Morgan	2/27/25	Hold	17.00	EV / EBITDA
William Blair	2/27/25	Buy	NA	EV / EBITDA
Guggenheim	2/27/25	Hold	NA	-
RBC Capital	2/26/25	Hold	20.00	EV / EBITDA
BTIG	11/1/24	Hold	NA	-
Mean			**$18.20**	
Median			**20.00**	
25th Percentile			**17.00**	
75th Percentile			**20.00**	

Analyst Commentary

Long term AI risk to its DCX or Trust and Safety delivery

Client concentration remains reasonably high

Lack of diversification in revenue

Revenue headwinds from incremental offshoring

***Strong client base and revenue retention** with over 100 clients across several verticals within the digital economy*

***Investments in AI are bearing fruit,** and Management expects that AI services will be the fastest growing service line in 2025*

***Diversification efforts to include more traditional enterprises, such as healthcare and BFSI,** add a level of stability to the business over time*

***Offshore mix will increase significantly next year,** which typically comes at 20pts in higher margins than onsite work*

Actual Share Performance vs. Target Price (Since IPO)[2]



Premium to Current: 54.3%
$100
$75
$50
$25
$0
$20.00
$12.96
Jun 21
Mar 22
Dec 22
Oct 23
Jul 24
Apr 25
Tango Share Price
Median Price Target

Analyst Rating History



# of Research Analysts:
9 9 10 10 10 10 9 9 8 8 8 8 8
11% 11% 20% 10% 10% 10% 11% 11% 13% 13% 13% 13% 13%
44% 44% 40% 50% 50% 50% 56% 56% 38% 38% 38% 38% 38%
44% 44% 40% 40% 40% 40% 33% 33% 50% 50% 50% 50% 50%
Apr 24
May 24
Jun 24
Jul 24
Aug 24
Sep 24
Oct 24
Nov 24
Dec 24
Jan 25
Feb 25
Mar 25
Apr 25
Buy
Hold
Sell

EVERCORE 32 Project Breeze

Source: FactSet (4/17/25), Bloomberg, Wall Street research
1. Target price not discounted to present value
2. IPO Date of 6/10/21; Analyst price target first available on 7/1/21

Fully Diluted Shares Outstanding Detail as of 2/28/25 (at $12.96 / share)

As of February 28, 2025

($)

Fully Diluted Shares Outstanding

Tango Share Price as of 4/17/25	$12.96

Basic Shares Outstanding by Share Class [1]

(+) Class A Basic Shares Outstanding		19,964,102
(+) Class B Basic Shares Outstanding		70,032,694
Basic Shares Outstanding	A	**89,996,796**

Basic Shares Outstanding by Owner [2]

(+) Bravo		47,130,480
(+) Founder		24,670,552
(+) Other Officers		281,427
(+) Remainder		17,914,337
Basic Shares Outstanding	A	**89,996,796**

Fully Diluted Shares Outstanding

A	Basic Shares Outstanding	89,996,796
B	(+) Options [3]	795,706
C	(+) RSUs Outstanding [4]	4,185,584
D	(+) PSUs Outstanding & Expected to Vest [5]	3,693,417
E	(-) PSUs Not Expected to Vest [4]	(3,373,417)
	Fully Diluted Shares Outstanding	**95,298,086**

Summary of Dilutive Securities

Options [3]

		Shares	Strike	In-the-Money	Proceeds
(+) Exercisable (in the money)		1,679,535	$6.82	1,679,535	$11,454,429
(+) Exercisable (out of the money)		2,013,488	$25.39	-	-
(+) Unvested		1,115,152	$24.53	-	-
Total In-the-Money		**1,679,535**		**1,679,535**	**$11,454,429**
(-) Shares Repurchased with Proceeds (@ $12.96/sh)		(883,829)			
Net Dilutive Impact of Issues Shares	B	**795,706**			

Restricted and Performance Stock Units

(+) Restricted Stock Units ("RSUs") Outstanding [4]	C	4,185,584
(+) Performance Stock Units ("PSUs") Outstanding [5]	D	3,693,417
(-) PSUs Outstanding But Not Expected to Vest [4]	E	(3,373,417)
Total Dilutive RSUs and PSUs		**4,505,584**

Source: Tango Management, FactSet (4/17/25), Company Filings
1. As of 2/27/25, per Tango FY2024 10K
2. As of 2/28/25, per Tango Management on 4/4/25
3. Option tranche detail per Tango Management on 4/4/25; Net Dilutive Impact calculated based on Treasury Stock Method; assumes no unvested options are in the money
4. Per Tango Management on 4/4/25
5. Based on 3,373,417 PSUs not expected to vest per Tango Management, plus 320,000 remainder of PSUs already granted per Tango 2024 10K

EVERCORE 33 Project Breeze

Fully Diluted Shares Outstanding Detail as of 12/31/24 (at $12.96 / share)

As of December 31, 2024

($)

Fully Diluted Shares Outstanding

Tango Share Price as of 4/17/25	$12.96
Basic Shares Outstanding by Share Class [1]	
(+) Class A Basic Shares Outstanding	19,891,464
(+) Class B Basic Shares Outstanding	70,032,694
Basic Shares Outstanding (A)	**89,924,158**
Basic Shares Outstanding by Owner [2]	
(+) Bravo	47,130,480
(+) Founder	24,670,552
(+) Other Officers	281,427
(+) Remainder	17,841,699
Basic Shares Outstanding (A)	**89,924,158**
Fully Diluted Shares Outstanding	
(A) Basic Shares Outstanding	89,924,158
(B) (+) Options [3]	823,140
(C) (+) RSUs Outstanding [4]	4,309,358
(D) (+) PSUs Outstanding & Expected to Vest [5]	3,693,417
(E) (-) PSUs Not Expected to Vest [4]	(3,373,417)
Fully Diluted Shares Outstanding	**95,376,656**

Summary of Dilutive Securities

Options [3]

	Shares	Strike	In-the-Money	Proceeds
(+) Exercisable (in the money)	1,717,857	$6.75	1,717,857	$11,595,535
(+) Exercisable (out of the money)	1,988,127	$25.34	-	-
(+) Unvested	1,140,513	$24.62	-	-
Total In-the-Money	**1,717,857**		**1,717,857**	**$11,595,535**
(-) Shares Repurchased with Proceeds (@ $12.96/sh)	(894,717)			
Net Dilutive Impact of Issues Shares (B)	**823,140**			

Restricted and Performance Stock Units

(+) Restricted Stock Units ("RSUs") Outstanding [4] (C)	4,309,358
(+) Performance Stock Units ("PSUs") Outstanding [5] (D)	3,693,417
(-) PSUs Outstanding But Not Expected to Vest [4] (E)	(3,373,417)
Total Dilutive RSUs and PSUs	**4,629,358**

Source: Tango Management, FactSet (4/17/25), Company Filings
1. As of 12/31/24, per Tango FY2024 10K
2. As of 12/31/24, per Tango Management on 4/4/25
3. Option tranche detail per Tango Management on 4/4/25; Net Dilutive Impact calculated based on Treasury Stock Method; assumes no unvested options are in the money
4. Per Tango Management on 4/4/25
5. Based on 3,373,417 PSUs not expected to vest per Tango Management, plus 320,000 remainder of PSUs already granted per Tango 2024 10K

EVERCORE 34 Project Breeze

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Tango to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. Project Breeze